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                                                                      EXHIBIT 99

[US DIAGNOSTIC INC. LOGO]

                                                            INVESTOR CONTACT:
                                                            Investor Relations
                                                            (561) 832-0006
                                                            website.www.usdl.com


                      US DIAGNOSTIC INC. AND STEEL PARTNERS
                             ENTER INTO AN AGREEMENT


WEST PALM BEACH, FLORIDA, JANUARY 6, 2000 - US Diagnostic Inc. (NASDAQ Small
Cap: USDL) announced today that it has entered into an agreement with Steel Partners II, L.P., currently a 14.8% shareholder, which allows Steel Partners to acquire up to 45% of the voting stock of the Company without prior board approval. Further, Steel Partners has agreed that any transaction proposed by Steel Partners to the shareholders must be one in which all shareholders are treated alike. In addition, in order to enhance the Company's strategic flexibility, the board of directors voted to make the restrictive provisions of the Delaware Business Combination Statute inapplicable to Steel Partners.

         Commenting on the agreement and board vote, Joseph A. Paul, President and CEO of the Company, said: "We have enabled the Company to work closely with a key industry investor who we believe can be of assistance to our Company as we seek to enhance shareholder value. By entering into the agreement, all of our shareholders are assured like treatment in any transaction with Steel Partners. There can be no assurance, however, that any transaction will be proposed by, or entered into with, Steel Partners."

         US Diagnostic Inc. is a leading independent provider of radiology services focused on the development, acquisition, operation and management of multi-modality diagnostic imaging centers and related medical facilities in the United States. The Company has locations in 14 states and owns, operates or manages 81 fixed site diagnostic imaging facilities.


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         STATEMENTS CONTAINED IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL
FACTS ARE FORWARD LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO ECONOMIC, COMPETITIVE AND OTHER FACTORS AFFECTING THE COMPANY'S OPERATIONS, MARKETS AND EXPANSION STRATEGIES, ADEQUATE COLLECTION OF ACCOUNTS RECEIVABLE, AVAILABLE FINANCING OR REFINANCING, GOVERNMENT REGULATIONS INVOLVING THE COMPANY, CASH FLOW AND WORKING CAPITAL AVAILABILITY, FACTS AND EVENTS NOT KNOWN AT THE TIME OF THIS PRESS RELEASE, AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. MANY OF THESE FACTORS ARE BEYOND THE COMPANY'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE RESULTS ANTICIPATED IN THE FORWARD-LOOKING INFORMATION IN THIS PRESS RELEASE WILL, IN FACT, OCCUR.


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